Exhibit 99.2 (i)
Independent Auditors’ Report
The Board of Directors
Polk Holding Corp.:
We have audited the accompanying consolidated balance sheets of Polk Holding Corp. and subsidiaries (the Company) as of March 26, 2006 and March 27, 2005, and the related consolidated statements of earnings and comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended March 26, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Polk Holding Corp. and subsidiaries as of March 26, 2006 and March 27, 2005, and the results of their operations and their cash flows for each of the years in the three-year period ended March 26, 2006, in conformity with U.S. generally accepted accounting principles.
/s/ KPMG LLP
Baltimore, Maryland
April 28, 2006

Exhibit 99.2(ii)
POLK HOLDING CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
March 26, 2006 and March 27, 2005

	2006	2005
Assets

Current assets:
Cash and cash equivalents	$571,009	207,063
Trade accounts receivable, less allowance for doubtful accounts of $411,137 in 2006 and $419,854 in 2005 (note 13)	9,101,016	12,672,044
Inventories (note 2)	11,467,844	13,733,935
Prepaid expenses and other current assets	353,762	408,953

Total current assets	21,493,631	27,021,995

Property, plant, and equipment, net (note 3)	1,904,042	1,987,378
Deposits and other assets	130,881	146,551

	$23,528,554	29,155,924

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable, trade	$5,032,134	5,734,082
Accrued expenses and other current liabilities (note 4)	9,166,624	6,906,753
Current portion of accrued product warranty (note 7)	737,140	760,035
Revolving credit facility (note 5)	—	7,965,629

Total current liabilities	14,935,898	21,366,499

Long-term liability – accrued product warranty, less current portion (note 7)	556,000	590,000

Stockholders’ equity (notes 10 and 12):
Common stock, par value $0.01 per share. Authorized 20,000,000 shares; issued and outstanding 1,170,000 shares in 2005 and 1,150,000 in 2004	11,700	11,500
Additional paid-in capital	2,367,239	1,612,597
Retained earnings	7,328,335	6,281,714
Notes receivable	(1,670,618)	(706,386)

Total stockholders’ equity	8,036,656	7,199,425

Commitments (note 9)

	$23,528,554	29,155,924

See accompanying notes to consolidated financial statements.

POLK HOLDING CORP. AND SUBSIDIARIES
Consolidated Statements of Earnings and Comprehensive Income
Years ended March 26, 2006, March 27, 2005, and March 28, 2004

	2006	2005	2004
Net sales (note 13)	$84,546,582	77,146,642	66,314,936

Cost of goods sold	40,467,163	38,417,242	36,723,207

Gross profit	44,079,419	38,729,400	29,591,729

Selling, research, general, and administrative expenses	29,142,848	28,736,568	24,902,662
Stock compensation expense and related note forgiveness (note 10)	—	1,686,588	187,400
Restructuring and other charges (note 11)	1,162,619	1,292,134	2,843,341

Operating income	13,773,952	7,014,110	1,658,326

Other income (expense):
Interest income	4,259	1,077	3,619
Interest expense	(272,224)	(161,605)	(164,526)
Royalty income	912,783	100,217	150,019
Other, net	(70,176)	20,091	15,022

	574,642	(40,220)	4,134

Earnings before income taxes	14,348,594	6,973,890	1,662,460

Income tax expense (benefit) (note 8)	147,473	144,286	(244,093)

Net earnings	14,201,121	6,829,604	1,906,553

Other comprehensive income	—	—	156,483

Comprehensive income	$14,201,121	6,829,604	2,063,036

See accompanying notes to consolidated financial statements.

POLK HOLDING CORP. AND SUBSIDIARIES
Consolidated Statements of Stockholders’ Equity
Years ended March 26, 2006, March 27, 2005, and March 28, 2004

					Accumulated
	Common stock		Additional		other		Total
	Number of		paid-in	Retained	comprehensive	Notes	stockholders’
	shares	Amount	capital	earnings	income (loss)	receivable	equity
Balance at March 30, 2003	1,130,000	$11,300	1,425,397	8,074,739	(156,483)	(1,613,488)	7,741,465

Stockholder distributions	—	—	—	(1,080,680)	—	—	(1,080,680)
Issuance of common stock to employees	20,000	200	187,200	—	—	—	187,400
Net earnings	—	—	—	1,906,553	—	—	1,906,553
Foreign currency translation adjustments	—	—	—	—	156,483	—	156,483

Balance at March 28, 2004	1,150,000	11,500	1,612,597	8,900,612	—	(1,613,488)	8,911,221

Stockholder distributions	—	—	—	(9,448,502)	—	—	(9,448,502)
Notes receivable issued	—	—	—	—	—	(779,486)	(779,486)
Notes receivable forgiven	—	—	—	—	—	1,686,588	1,686,588
Net earnings	—	—	—	6,829,604	—	—	6,829,604

Balance at March 27, 2005	1,150,000	11,500	1,612,597	6,281,714	—	(706,386)	7,199,425

Stockholder distributions	—	—	—	(13,154,500)	—	—	(13,154,500)
Issuance of common stock to employees	40,000	400	999,600	—	—	—	1,000,000
Common stock repurchased	(20,000)	(200)	(244,958)	—	—	—	(245,158)
Notes receivable issued	—	—	—	—	—	(1,000,000)	(1,000,000)
Notes receivable repaid	—	—	—	—	—	35,768	35,768
Net earnings	—	—	—	14,201,121	—	—	14,201,121

Balance at March 26, 2006	1,170,000	$11,700	2,367,239	7,328,335	—	(1,670,618)	8,036,656

See accompanying notes to consolidated financial statements.

POLK HOLDING CORP. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Years ended March 26, 2006, March 27, 2005, and March 28, 2004

	2006	2005	2004
Cash flows from operating activities:
Net earnings	$14,201,121	6,829,604	1,906,553
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,135,734	1,158,830	1,441,112
Noncash stock compensation expense and related note forgiveness	—	1,686,588	187,400
Loss (gain) on sale of fixed assets	25,830	15,486	(93,813)
Decrease (increase) in operating assets:
Accounts receivable	3,571,028	(2,636,094)	(599,496)
Inventories	2,266,091	(6,455,838)	1,957,248
Prepaid expenses and other current assets	55,191	180,215	126,606
Increase (decrease) in operating liabilities:
Accounts payable, trade	(701,948)	1,036,852	915,606
Accrued expenses and other liabilities	352,938	388,717	406,169
Accrued product warranty	(56,895)	8,059	(61,101)

Net cash provided by operating activities	20,849,090	2,212,419	6,186,284

Cash flows from investing activities:
Purchases of property and equipment	(1,078,228)	(1,457,043)	(1,267,382)
Decrease (increase) in deposits and other assets	15,670	59,361	(65,274)
Proceeds from sales of property and equipment	—	—	7,076,746

Net cash provided by (used in) investing activities	(1,062,558)	(1,397,682)	5,744,090

Cash flows from financing activities:
Net borrowings (repayments) under revolving credit facility	(7,965,629)	7,436,032	529,597
Payments on long-term debt	—	—	(13,458,855)
Common stock repurchase	(245,158)	—	—
Repayments of notes receivable	35,768	—	—
Issuance of notes receivable	—	(779,486)	—
Stockholder distributions	(11,247,567)	(7,562,802)	(1,080,680)

Net cash used in financing activities	(19,422,586)	(906,256)	(14,009,938)

Net increase (decrease) in cash and cash equivalents	363,946	(91,519)	(2,079,564)

Cash and cash equivalents at beginning of year	207,063	298,582	2,378,146

Cash and cash equivalents at end of year	$571,009	207,063	298,582

Supplemental schedule of noncash transactions:
Common stock issued for notes receivable	$1,000,000	—	—
Accrued shareholder distributions	1,906,933	1,885,700	—
     See accompanying notes to consolidated financial statements.

POLK HOLDING CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
March 26, 2006 and March 27, 2005
(1)	Summary of Significant Accounting Policies
(a)	Principles of Consolidation and Basis of Presentation

Polk Audio, Inc. designs, markets and engineers high quality loudspeaker systems and consumer electronics for home and automotive markets. Polk Audio de Mexico, S. de R.L. C.V. (Polk Mexico), a wholly owned subsidiary incorporated in Mexico, conducted business and manufacturing activities in Tijuana, B.C. Mexico through September 2003 when such manufacturing operations ceased (see note 11).

The consolidated financial statements include the accounts of Polk Holding Corp. and its wholly owned subsidiaries (the Company). All significant intercompany transactions and balances have been eliminated in consolidation.

The Company’s fiscal year is the 52-53 week fiscal year ending the last Sunday in March. The financial statements present results of operations and cash flows for the fiscal years ended March 26, 2006 (52 weeks), March 27, 2005 (52 weeks), and March 28, 2004 (52 weeks).

(b)	Cash Equivalents

Cash equivalents consist of highly liquid debt instruments with original maturities of three months or less.

(c)	Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method (see note 2).

(d)	Property and Equipment

Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the related assets. The estimated economic lives of equipment, machinery, furniture and fixtures range from three to eight years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the assets.

(e)	Impairment of Long-Lived Assets

The Company reviews long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets.

(f)	Product Warranty

Estimated warranty costs are provided in the year of sale based on historical experience and product performance. Accrued costs applicable to warranty obligations beyond one year are classified as long-term liabilities.

(Continued)

POLK HOLDING CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
March 26, 2006 and March 27, 2005
(g)	Derivative Instruments

The Company accounts for derivative instruments in accordance with FASB Statement No. 133, Accounting for Derivative instruments and Certain Hedging Activities, as amended, which requires that all derivative instruments be recorded on the balance sheet at their respective fair values. The Company does not apply hedge accounting to any of its derivative instruments. Accordingly, changes in the fair value of derivative instruments are recorded through earnings.

(h)	Notes Receivable

Notes receivable are amounts due from employees of the Company relating to the issuance of common stock, and are therefore recorded as a reduction of equity. As of March 26, 2006 and March 27, 2005, there were notes receivable due from employees of the Company of $1,670,618 and $706,386, respectively. These notes, which bear interest ranging from 3.55% to 4.09%, are due in full in 2012. Interest on the notes is payable annually.

(i)	Revenue Recognition

Revenues from product sales are recorded upon shipment or point of sale, with future returns and other allowances estimated at the time of sale based on historical experience. Royalties are recorded as earned in accordance with the specific terms of each license agreement. Net sales are gross sales net of allowances granted to customers through incentive programs and other discounts and allowances.

(j)	Shipping and Handling Costs to Customers

Shipping and handling costs incurred to transport products to customers are included in selling, research, general and administrative expenses in the accompanying financial statements. Such amounts were approximately $4,895,000 in 2006, $4,941,000 in 2005, and $3,353,000 in 2004.

(k)	Research and Development Costs

Costs associated with the development of new products and enhancements to existing products are charged to operations as incurred. Such costs were approximately $4,439,000 in 2006, $4,517,000 in 2005, and $4,366,000 in 2004.

(l)	Stock Based Compensation

The Company applies the intrinsic-value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations including FASB Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25, to account for its fixed-plan stock options. Under this method, compensation expense is recorded only if on the date of grant the market price of the underlying stock exceeded the exercise price. FASB Statement No. 123, Accounting for Stock-Based Compensation and FASB Statement No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure, an amendment of FASB Statement No. 123, established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. As permitted by existing accounting standards, the Company has elected to continue to apply the intrinsic-value-based method of accounting described

(Continued)

POLK HOLDING CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
March 26, 2006 and March 27, 2005
above, and has adopted only the disclosure requirements of Statement 123, as amended. The following table illustrates the effect on net income if the fair-value-based method had been applied to all outstanding and unvested awards in each period.

	2006	2005
Net income, as reported	$14,201,121	6,829,604
Deduct total stock-based employee compensation expense determined under fair-value-based method for all awards	(63,728)	—

Pro forma net income	$14,137,393	6,829,604

The Company will adopt the provisions of FASB Statement No. 123 (revised 2004), Share-Based Payment, as discussed in (s) below.

(m)	Income Taxes

The Company has elected to be treated as an “S Corporation” for income tax purposes. Under terms of that election, federal and certain state income taxes on the Company’s earnings are the obligations of the Company’s stockholders. The provision for incomes taxes in 2006 and 2005 relates to income taxes on earnings and franchise taxes in certain states.

Management believes that the Company met the qualifications for S corporation status during 2006, 2005 and 2004 and intends for it to continue to meet these qualifications in the future. In addition, management does not expect that the Company will make significant taxable dispositions of assets that had significant unrealized gains as of the date of the Company’s S corporation registration. Based on these considerations, no provision for income taxes is required for 2006, 2005 and 2004 (except for certain states) and the Company has recognized no deferred tax assets or liabilities at March 26, 2006 and March 27, 2005. It may be necessary, however, for the Company to recognize a liability for taxes on built-in gains in the future if there are changes in management’s plans or intentions with respect to asset dispositions or the related tax laws.

(n)	Comprehensive Income

The Company’s comprehensive income consists of net earnings and foreign currency translation adjustments and is presented in the consolidated statements of earnings and comprehensive income.

(o)	Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments (consisting of cash and cash equivalents, accounts receivable, revolving credit facility borrowings, payables, and derivative instruments) approximate their fair values.

(p)	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements

(Continued)

POLK HOLDING CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
March 26, 2006 and March 27, 2005
and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(q)	Reclassifications

Certain amounts for 2005 and 2004 have been reclassified to conform to the presentation for 2006.

(r)	Variable interest entities

During fiscal 2006 the Company adopted FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. The Company applies FIN 46R to variable interests in VIEs created after December 31, 2003. For variable interests in VIEs created before January 1, 2004, the Interpretation was applicable beginning in fiscal 2006. For any VIEs that must be consolidated under FIN 46R that were created before January 1, 2004, the assets, liabilities and noncontrolling interests of the VIE initially would be measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN 46R first applies may be used to measure the assets, liabilities and noncontrolling interest of the VIE. Such adoption had no impact on the financial statements for the periods presented.

(s)	Recently Issued Accounting Standards

In December 2004, the FASB issued FASB Statement No. 123 (revised 2004), Share-Based Payment, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. This Statement is a revision to Statement 123 and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. This Statement will require measurement of the cost of employee services received in exchange for stock compensation based on the grant-date fair value of the employee stock options. Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. This Statement will be effective for the Company in fiscal 2007.
(2)	Inventories

Inventories consist of the following at March 26, 2006 and March 27, 2005:

	2006	2005
Finished goods	$11,083,832	13,375,589
Raw materials, warranty parts, and supplies	384,012	358,346

	$11,467,844	13,733,935

(Continued)

POLK HOLDING CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
March 26, 2006 and March 27, 2005
(3)	Property, Plant, and Equipment

Property, plant, and equipment consist of the following at March 26, 2006 and March 27, 2005:

	2006	2005
Equipment, machinery and tooling	$6,829,271	6,843,703
Leasehold improvements	2,385,434	2,269,796
Furniture and fixtures	431,977	281,989
Transportation equipment	7,879	7,879

	9,654,561	9,403,367

Less accumulated depreciation and amortization	7,750,519	7,415,989

	$1,904,042	1,987,378

(4)	Accrued Expenses and Other Liabilities

Accrued expenses and other current liabilities consist of the following at March 26, 2006 and March 27, 2005:

	2006	2005
Accrued advertising, returns and allowances	$2,095,218	2,203,529
Accrued salaries and bonuses	1,487,175	1,161,215
Accrued vacation	207,150	421,606
Stockholder distributions payable	3,792,633	1,885,700
Other	1,584,448	1,234,703

	$9,166,624	6,906,753

(5)	Credit Facilities

The Company has a $14,000,000 revolving credit facility with Merrill Lynch Business Financial Services, Inc. (Merrill Lynch). Borrowings under the revolving credit facility are due on May 31, 2007 and bear interest at a rate of one month LIBOR plus an amount ranging from 1.50% to 2.25% depending on certain financial ratios. At March 26, 2006, the interest rate on the revolving credit facility was 6.31%. Among other things, the agreement requires the Company to maintain certain minimum financial ratios for debt to tangible net worth, income to fixed charges and senior debt to cash, accounts receivable and inventory as defined under a Loan and Security Agreement with the bank. The agreement also includes a “lock-box” provision, which requires that the cash receipts of the Company be applied directly to the principal balance of the loan before use for any other purpose. Accordingly, the Company has reported the outstanding borrowings balance of $7,965,629 under the revolving credit facility as a current obligation as of March 27, 2005. There was no outstanding balance at March 26, 2006.

Prior to May 29, 2003, the Company had a revolving line of credit and term loan with Bank of America. On May 29, 2003, privileges and obligations under this arrangement were terminated and amounts outstanding were repaid pursuant to a refinancing with Merrill Lynch.

(Continued)

POLK HOLDING CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
March 26, 2006 and March 27, 2005
Additionally, the Company’s wholly owned subsidiary, Polk Mexico, entered into a $6,000,000 ten-year Mortgage Loan agreement dated June 23, 2000 to finance construction of the El Florido manufacturing facility in Tijuana, B.C. Mexico. On May 22, 2003, the Company sold and leased back its manufacturing facility in Tijuana, B.C. Mexico for a sale price of $6,400,000 (see note 11). In conjunction with this transaction, the Company repaid the outstanding balance of the mortgage.

Cash paid for interest was approximately $272,000 in 2006, $134,000 in 2005, and $161,000 in 2004.

(6)	Foreign Currency Risk Management

The Company may, from time to time, enter into certain foreign currency forward contracts in order to manage risks associated with fluctuations in the Euro, Canadian dollar or other foreign currencies. As of March 26, 2006, the Company was not obligated under any forward contracts to buy or sell a foreign currency. As of March 27, 2005, the Company was obligated under forward contracts to sell $1,250,000 of Canadian Dollars that expired in September 2005. The total fair value of these contracts resulted in a liability of $65,000, which was included in accrued expenses and other current liabilities in the consolidated balance sheet as of March 27, 2005.

(7)	Accrued Product Warranty

Accrued product warranties consist of the following at March 26, 2006 and March 27, 2005:

	2006	2005
Balance at beginning of year	$1,350,035	1,341,976
Provision for warranties	765,491	1,079,173
Cost of product provided to customers	(822,386)	(1,071,114)

Balance at end of year	$1,293,140	1,350,035

(8)	Income Taxes

The Company and its subsidiaries have elected “S” Corporation status for federal and certain state income tax purposes. As a result of the “S” Corporation election, the Company is not generally directly subject to federal and state income taxes.

(Continued)

POLK HOLDING CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
March 26, 2006 and March 27, 2005
The provision for income tax expense (benefit) consists of the following:

	Years ended
	March 26,	March 27,	March 28,
	2006	2005	2004
Federal	$—	—	(254,991)
State	147,473	144,286	10,898

	$147,473	144,286	(244,093)

Current	$147,473	144,286	(244,093)
Deferred	—	—	—

	$147,473	144,286	(244,093)

The provision for state income taxes in 2006 and 2005 is the result of tax nexus in various states that impose tax on S corporations. The increase in the provision for state income taxes in 2006 and 2005 is the result of additional tax nexus in various states that impose tax on S corporations.

The provision for income taxes in 2004 includes an accrual for California income taxes and the reversal of an accrual for an uncertain federal income tax position based on the expiration of the relevant statute of limitations.

Cash paid for income taxes was approximately $244,000 in 2006, $179,000 in 2005, and $1,500 in 2004.

(9)	Leases

The Company is obligated under two noncancelable operating leases with two separate partnerships comprised of certain principal stockholders of the Company for plant, warehouse, and office facilities. One lease provides for annual rentals of approximately $872,000 through April 2016, while the other provides for annual rentals of approximately $1,003,000 through April 2016. Under both leases, the Company is responsible for real estate taxes, insurance and maintenance costs. Additionally, both leases provide for additional rents for changes in the consumer price index. The Company subleases portions of each of these facilities. Sublease income was approximately $322,000 in 2006, $291,000 in 2005, and $357,000 in 2004. The subleases provide for the Company to receive approximately $322,000 annually through November 2006, and $276,000 annually through May 2007. Rentals paid to the separate partnerships were approximately $1,803,000 in 2006, $1,741,000 in 2005, and $1,708,000 in 2004.

The Company is also obligated under noncancelable operating leases for various equipment and vehicles. In the aggregate, rental payments under all operating leases totaled approximately $2,733,000 in 2006, $3,016,000 in 2005, and $2,848,000 in 2004. The future minimum rentals are approximately $2,460,000 in 2007, $2,150,000 in 2008, $2,027,000 in 2009, $1,880,000 in 2010, $1,875,000 in 2011 and $9,533,000 thereafter.

(10)	Common Stock

The Company’s charter provides that all shares are initially classified as common stock and empowers the board of directors to reclassify any unissued shares into classes of preferred or similar stock by setting

(Continued)

POLK HOLDING CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
March 26, 2006 and March 27, 2005
preference, conversion or other rights; voting powers; dividend or other limitations, restrictions or qualifications; or terms or conditions of redemption of such shares.

During fiscal 2006, the Company sold 40,000 shares of common stock to key employees. For a three-year period following the grant date, if the holders of these shares cease to be employees of the Company, the shares become callable at the Company’s option based on a formula-driven price. In connection with this transaction, the Company issued 50% recourse notes receivable aggregating $1,000,000 to these employees. Additionally, during fiscal 2006, the Company repurchased 20,000 shares of Company stock from a former employee for $245,158 based on the terms of the original shareholder’s agreement.

During fiscal 2005, the Company forgave $1,686,588 of notes receivable issued to employees relating to the issuance of common stock. Such amount has been reported as stock compensation expense and related note forgiveness in the statement of earnings and comprehensive income for the year ended March 27, 2005. Also during fiscal 2005, the Company issued $779,486 of additional notes receivable for the tax impact to the employees of the notes forgiven.

On September 1, 2003, the Company issued 20,000 shares of common stock to an employee, resulting in stock compensation expense of $187,400.

(11)	Restructuring and Other Charges

In fiscal 2003, the Company initiated the sale and leaseback of its manufacturing facility in Tijuana, B.C. Mexico, and in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company conducted an impairment analysis. Based on this analysis, the Company recorded an impairment charge of $1,900,000 for the excess of the facility’s carrying value over its estimated fair value. In May 2003, the Company sold and leased back its manufacturing facility for a net sales price of $6,400,000. Subsequent to the sale-leaseback, the Company and the lessor entered into an amended lease agreement, which terminated the lease effective December 31, 2003.

In fiscal 2004, the Company adopted a formal plan to close their manufacturing operations in Tijuana, B.C. Mexico. As of September 30, 2003, all production and operation activities ceased. As a result of the shutdown, the Company incurred the following restructuring charges during fiscal 2006 and 2005:

	2006	2005	2004
Severance and related costs	$—	—	932,840
Lease obligations, net	961,252	1,144,299	897,731
Loss on abandonment of inventory and equipment	—	—	251,971
Loss on foreign currency translation	—	—	178,438
Loss on termination of building lease	—	—	275,308
Other	201,367	147,835	307,053

	$1,162,619	1,292,134	2,843,341

The lease obligation charge in fiscal 2006 and 2005 represents remaining equipment lease costs and included assumptions for sublease rental income. At March 26, 2006, approximately $705,000 of

(Continued)

POLK HOLDING CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
March 26, 2006 and March 27, 2005
restructuring charges remain unpaid and are included in accrued expenses and other current liabilities in the accompanying balance sheet.

(12)	Employee Benefits
(a)	Equity Participation Plan

Under the Company’s amended and restated Equity Participation Plan for officers and key employees, an aggregate of 1,000,000 shares of common stock are reserved for issuance as stock bonus awards, incentive stock options or nonqualified stock options. Incentive stock options may be granted, subject to certain limitations defined in the plan, at no less than fair market value at the date of grant and nonqualified stock options may be granted at less than fair market value at the date of grant. The term of the options and the vesting period are at the discretion of an option committee. The plan also provides for granting stock appreciation rights.

In June 2005, the Company issued 20,000 common stock options to an outside director at an exercise price of $25 per share (the fair value as of the grant date), which expire 10 years from the grant date. Of the 20,000 issued options, 5,000 vested and became exercisable during fiscal 2006. The remaining 15,000 options become exercisable on the date that the holder becomes a full-time employee of the Company, which had not occurred as of March 26, 2006. The per share fair value of the stock options granted in June 2005 was $14.89 on the date of the grant using the Black Scholes option-pricing model with the following assumptions: expected dividend yield of 0%, risk-free interest rate of 4.5%, an expected life of 10 years and a volatility of 30%. At March 26, 2006 there were 20,000 stock options outstanding.

(b)	Retirement Plan

The Company provides a contributory 401(k) profit-sharing plan for virtually all employees. The Company’s matching contributions to the plan were $279,000 in 2006, $229,000 in 2005, and $243,000 in 2004. The fiscal 2006 contribution amount includes a $33,000 corrective distribution related to fiscal 2005.

(Continued)

POLK HOLDING CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
March 26, 2006 and March 27, 2005
(13)	Business and Credit Concentrations

The Company markets its products to audio retailers throughout the United States and to distributors in approximately 51 foreign countries. Related trade receivables are generally unsecured. Significant customers with respect to net sales and accounts receivable are as follows:

	Net sales for the year ended
	March 26,		March 27,	March 28,
	2006		2005	2004
Customer A	24.2%		22.5%	39.0%
Customer B	16.1		12.0		*
Customer C		*	13.3	11.1

	Accounts receivable at
	March 26,		March 27,		March 28,
	2006		2005		2004
Customer A	25.8%		17.7%		36.7%
Customer B		*		*		*
Customer C		*	12.2		14.7
Customer D		*	12.3			*
Customer E		*	10.1			*

*	Does not exceed 10%
Export sales were approximately $14,944,000 in 2006, $14,046,000 in 2005, and $10,194,000 in 2004. Such sales represented 17.7%, 17.4%, and 14.6%, respectively, of net sales for such periods. The Company imports 100% of product inventory from suppliers domiciled in Asia.

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